Exhibit 99.1
Press Release

Triumph Completes Acquisition of Greenscreens.ai

With this acquisition, Triumph raises the bar and sets the new standard for transportation intelligence focused on returning control, choice and confidence to the owners of the data.

DALLAS, TEXAS – May 8, 2025 – Triumph Financial, Inc. (Nasdaq: TFIN), a financial and technology company focused on payments, factoring, intelligence and banking solutions for the transportation industry, today announced it has completed its previously announced acquisition of Greenscreens.ai.

Greenscreens.ai is a disrupter in the freight technology market. Its dynamic pricing infrastructure transforms how freight industry participants make real-time pricing decisions by harnessing high-quality data, machine learning and predictive analytics.

“We acquired Greenscreens.ai to change how freight industry participants approach pricing strategy,” said Aaron P. Graft, founder, vice chairman, and chief executive officer of Triumph. “This acquisition allows us to bring to market a powerful alternative to the bundled solutions that have limited customer choice for too long. Backed by the scale, quality and connectivity of data inside the Triumph Network, we’re well positioned to launch best-in-class Intelligence offerings that empower brokers and shippers to transact confidently.”

Triumph’s Intelligence offerings will serve as a foundation for transparent rate discovery, verified performance measurement and optimized RFP bid strategies. By leveraging the veracity of Triumph’s network data, its solutions will deliver customized insights based exclusively on real transaction data—giving brokers and shippers a more precise alternative to legacy tools. Triumph’s Intelligence offerings will simplify decision-making by providing the most actionable rate intelligence in the market.

In conjunction with the close, Dawn Salvucci-Favier, chief executive officer and chief product officer of Greenscreens.ai, has been named President of Triumph’s Intelligence segment. She will lead the integration of Greenscreens.ai and ISO into a unified offering, including the upcoming launch of Triumph’s new rating and performance platform.

“Being part of Triumph gives us the resources and reach to expand the impact of what we’ve built,” said Salvucci-Favier. “Our mission has always been to provide transparent, customizable and actionable intelligence that helps customers make confident decisions. Now, with Triumph’s backing, we can deliver that value at scale, meet the industry’s demand for credible alternatives, and accelerate innovation across the freight ecosystem.”

Under the terms of the agreement, Triumph acquired Greenscreens.ai for $140 million in cash and 256,984 shares of TFIN common stock. J.P. Morgan served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Triumph in connection with the transaction. DLA Piper acted as legal counsel to Greenscreens.ai in connection with the transaction.

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About Triumph
Triumph Financial, Inc. (Nasdaq: TFIN) is a financial holding company focused on payments, factoring, intelligence and banking. Headquartered in Dallas, Texas, its portfolio of brands includes TriumphPay, Triumph, TBK Bank and LoadPay.

About Greenscreens.ai
Greenscreens.ai is transforming how the freight industry operates by delivering real-time, dynamic decision support powered by machine learning and quality data. Its platform empowers brokers and shippers to work more efficiently, make informed decisions, and build resilient strategies in a volatile market.

Investor Relations:
Luke Wyse
EVP, Head of Investor Relations
lwyse@tfin.com | 214-365-6936

Media Contact:
Amanda Tavackoli
SVP, Director of Corporate Communication
atavackoli@tfin.com | 214-365-6930

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial’s expected financial results or other plans are subject to a number of risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: Triumph Financial may be unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies with Greenscreens.ai within Triumph Financial management’s expected timeframes or at all; and the ability of Triumph Financial or Greenscreens.ai to retain and hire key personnel. For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2025. Forward-looking statements speak only as of the date made and Triumph Financial undertakes no duty to update the information.

Source: Triumph Financial, Inc.